UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 1, 2010

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2010, National Western Life Insurance Company (the “Company”) appointed Thomas F. Kopetic as Vice President, Controller and Assistant Treasurer. Mr. Kopetic, a CPA, possesses over twenty years of experience in the insurance industry. Prior to joining the Company as its principal accounting officer, Mr. Kopetic was a Vice President, Chief Financial Officer and Treasurer for Citizens, Inc., an Austin, Texas life insurer. Mr. Kopetic has also held various officer and financial reporting positions with Great American Financial Resources, Unitrin Property and Casualty Group, and J.C. Penney Company. He attained his undergraduate degree in accounting from Adelphi University. In addition to being a CPA, Mr. Kopetic is a Chartered Life Underwriter (CLU) and a Fellow of the Life Management Institute (FLMI).

In his role with the Company, Mr. Kopetic is eligible to participate in the Company’s 2008 Incentive Plan, an equity-based incentive plan, and the Company’s 2010 Officer Bonus Program.

There were no arrangements or understandings between Mr. Kopetic and any other persons pursuant to which Mr. Kopetic was selected as an officer of the Company and Mr. Kopetic does not have a family relationship with any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: June 1, 2010	By:	/S/ Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial Officer and Treasurer